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EXHIBIT 99.1 SOFTWARE HOLDRS TRUST PROSUPP DATED MARCH 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2000)

                            [LOGO] SOFTWARE HOLDRs

                       1,000,000,000 Depositary Receipts
                           Software HOLDRS SM Trust

   This prospectus supplement supplements information contained in the prospectus dated September 26, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS SM Trust.

   The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                               Primary
                                                                 U.S.
                                                       Share   Trading
                  Name of Company              Ticker Amounts   Market
      ---------------------------------------  ------ ------- ----------
      Adobe Systems Incorporated                ADBE     6    Nasdaq NMS
      BMC Software, Inc.(/1/)                   BMC      7       NYSE
      Check Point Software Technologies Ltd.    CHKP     6    Nasdaq NMS
      Computer Associates International, Inc.    CA     17       NYSE
      i2 Technologies, Inc.                     ITWO    10    Nasdaq NMS
      Intuit Inc.                               INTU     6    Nasdaq NMS
      Macromedia, Inc.                          MACR     1    Nasdaq NMS
      Mercury Interactive Corporation           MERQ     2    Nasdaq NMS
      Micromuse Inc.                            MUSE     2    Nasdaq NMS
      Microsoft Corporation                     MSFT    15    Nasdaq NMS
      Nuance Communications, Inc.               NUAN     1    Nasdaq NMS
      Oracle Corporation                        ORCL    24    Nasdaq NMS
      PeopleSoft, Inc.                          PSFT     8    Nasdaq NMS
      Openwave Systems Inc.(/2/)                OPWV     2    Nasdaq NMS
      Rational Software Corporation             RATL     5    Nasdaq NMS
      SAP AG-preference shares                  SAP     16       NYSE
      Sapient Corporation                       SAPE     3    Nasdaq NMS
      Siebel Systems, Inc.                      SEBL     8    Nasdaq NMS
      TIBCO Software Inc.                       TIBX     5    Nasdaq NMS
      Veritas Software Corporation              VRTS     7    Nasdaq NMS

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     (/1/)On March 13, 2001, BMC Software, Inc. began trading on the New York Stock Exchange under the symbol "BMC".
         BMC previously was quoted on Nasdaq NMS under the symbol "BMCS".
     (/2/)On November 17, 2000, Phone.com, Inc. changed its name to Openwave Systems Inc. and began trading on Nasdaq NMS under the symbol "OPWV".

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 30, 2001.